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                                EXHIBIT (4)(E)





                            HELLER FINANCIAL, INC.

                                     AND

                                CHEMICAL BANK,

    Trustee

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                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December 1, 1989

                         Supplementing the Indenture
                         Dated as of February 5, 1987

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   THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 1, 1989, is between
Heller Financial, Inc., a Delaware corporation (the "Company"), having its principal office at 200 N. LaSalle Street, Chicago, Illinois 60601, and Chemical Bank, as Trustee, a New York banking corporation having its principal corporate trust office at 55 Water Street, New York, New York 10041 (the "Trustee").


                                    RECITALS


   The Company and the Trustee are parties to an Indenture dated as of February 5, 1987 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms herein not otherwise defined shall have the same meanings given them in the Indenture.

   The Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Indenture, by amending and restating certain provisions thereof, to permit the company to require, if it shall so elect, that the Securities of any series be issued, in whole or in part, in the form of one or more Global Securities and to permit, in the case of securities not to be issued at one time, certain assumptions as to compliance with applicable laws and agreements.

   Section 11.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of the Securities, to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders.

   The Company has determined that this First Supplemental Indenture complies with said Section 11.01 and does not require the consent of any Holders of Securities.

   The company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 11.03 of the Indenture, stating, among other things, that any and all conditions precedent to the execution of this First Supplemental Indenture have been met and an Officer's Certificate complying with the requirements of Section 1.03 of the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this First Supplemental Indenture, together with such other documents as may have been required by Section 1.03 of the Indenture.

   All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

   NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

I. AMENDMENTS TO THE INDENTURE

       A. Section 1.01 of the Indenture is amended to add new defined terms thereto or to amend existing defined terms, and all definitions set forth below, to the extent they are inconsistent with the meanings ascribed to them in the Indenture, control, as though they were fully set forth in the Indenture, in the appropriate alphabetical sequence, as follows:

                 "Conversion Event" means the cessation of (i) a Foreign Currency to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, (ii) the ECU to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, (iii) any currency unit other than the ECU to be used for the purposes for which it was established, or (iv) the availability of a currency due to the imposition of exchange controls or other circumstances beyond the Company's control.

                 "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depositary Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.





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                 "Exchange Rate Agent" means the New York banking corporation, if any, from time to time selected by the Company for purposes of Section 3.12, which, initially, shall be The Fuji Bank and Trust Company.

                 "Global Security" means with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest.

                 "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the highest firm bid quotation for Dollars received by the Exchange Rate Agent at approximately 11:00 a.m. New York City time, on the second Business Day preceding the applicable payment date (or if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii), and (iii), payments shall be made in the Foreign Currency which is to be coverted, unless such Foreign Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment shall be made in Dollars on the basis of the most recently available Market Exchange Rate or as otherwise indicated in a pricing supplement to a prospectus describing the Securities. Unless otherwise specified by the Exchange Rate Agent, if any, or if there shall not be an Exchange Rate Agent, then by the Trustee, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

       B. Section 1.01 of the Indenture is amended to delete the term "Currency Determination Agent" and all references to currency Determination Agent in the Indenture shall be replaced with references to the Exchange Rate Agent, and all sections with such references are hereby amended and restated as though fully set forth herein.

       C. Section 2.01 of the Indenture is amended to add the words "or forms" after the word "form" in the first sentence of such Section.

       D. Article Two of the Indenture is amended to add a new Section 2.03, which reads in its entirety as follows:

                    Section  2.03    Securities Issuable in the Form of Global
                 Security.      (a) If the Company shall establish pursuant to
                 Section 3.01 that the Securities of a particular series are to issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global

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                 Security may not be transferred except as a whole by the
                 Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                    (b)    Notwithstanding any other provision of this Section
                 2.03 or of Section 3.05, subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

                    (c)    (i)    If at any time the Depositary for a Global
                 Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

                    (ii) The Company may at any time and in its dole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

                    (iii) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities or such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

                    (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions form its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

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       E. Section 3.01 of the Indenture is amended to (i) add Section 2.03 to the sections referred to in the parenthetical exception to paragraph (b) of
Section 3.01, (ii) redesignate paragraphs (q), (r), (s), (t), (u) and (v) as paragraphs (r), (s), (t), (u), (v) and (w), respectively, and (iii) add new paragraph (q) as follows:

                    "(q) whether the Securities of the series shall be issued
                 in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities; and"

       F. The second paragraph following paragraph (d) (vi) of Section 3.03 of the Indenture is amended and restated to read as follows:

                    "If all the Securities of any one series are not to be
                 issued at one time (i) the Trustee shall be entitled to assume that, at the time of the issuance of such Securities, the terms of such Securities do not violate any applicable law or agreement then binding on the he Company, and (ii) it shall not be necessary to deliver a Board Resolution, an executed supplemental indenture, if any, an Officer's Certificate or an Opinion of Counsel at the time of issuance of each Security, but such Board Resolution, supplemental Indenture, if any, Officer's Certificate and Opinion of Counsel shall be delivered at or prior to the time of issuance of the first Security of such series and the Trustee may conclusively rely on such documents as to the matters covered thereby until revoked by superseding comparable documents delivered to it."

       G. The first sentence of Section 3.05 of the Indenture is amended and restated to read as follows:

                    "Subject to Section 2.03, Securities of any series may be
                 exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations of a like Stated Maturity and with like terms and provisions."

       H. The following paragraph is added at the end of Section 3.05 of the
Indenture:

                    "None of the Company, the Trustee, any Paying Agent or the
                 Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

       J. Paragraphs (a) and (b) of Section 3.12 are amended and restated to read as follows:

         (a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph
         (b) below, the following payment provisions will apply:

                    (1) Except as provided in paragraph (e) below, payment of
                 the principal of (and premium, if any) on any Registered Security will be made at the Place of Payment by delivery of a check of checks in Dollars, unless any Holder has elected to receive payment in any Foreign Currency, in which case, payment of the principal of (and premium, if any) on any Registered Security will be made at the Place of Payment by delivery of a check or checks in the currency or currency unit in which the Security is payable on the payment date against surrender of such Registered Security, and any interest on any Fully Registered Security will be paid at the Place of Payment by mailing a check or checks in the currency or currency unit in which such interest is payable to the Person entitled thereto at the address of such Person appearing on the Securities Register.

                    (2) Payment of the principal of (and premium, if any) and
                 (with respect to Fully Registered Securities only) interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method and in such other manner as may be agreed by the Company and any Holder.

         (b) It may be provided pursuant to Section 3.01 with respect to the Registered Securities of any series that Holders shall have the option, subject to paragraphs (e) and (f) below, to receive payments of principal of (and premium, if any) and (with respect to Fully Registered Securities only) interest, if any, on such Security in any of the currencies or currency units which may be designated for such election by delivering

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         to the Paying Agent a written election, to be in form and substance satisfactory to the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by delivery of a written notice to the Paying Agent buy the Paying Agent must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be, to be effective for the payment to be made on such payment date and no such change or election may be made with respect to payments to be made on any Security of such series with respect to which notice of redemption has been given by the Company pursuant to Article IV). Any Holder of any such Security who shall not have delivered any such election to the Paying Agent not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 3.12. Payment of principal of (and premium, if any) and (with respect to Fully Registered Securities only) interest, if any, on such Security shall be made at the Place of Payment by mailing at such location a check, in the applicable currency or currency unit to the Person entitled thereto at the address of such Person appearing on the Securities Register. Payment of the principal of, premium, if any, and (with respect to Fully Registered Securities only) interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

      K. Paragraph (d) of Section 3.12 is amended and restated to read as follows:
          (d) Not later than the fourth Business Day after the Election Date for each payment date, the Paying Agent will deliver to the company a written notice specifying, in the currency or currency unit in which each series of the Securities are payable, the respective aggregate amount so principal of (and premium, if any) and interest, if any, on the Securities to be made on such payment date, specifying the amounts so payable in respect of Fully Registered Securities, Registered Securities with Coupons and Unregistered Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, on the second Business day preceding each payment date the Company will deliver to the Paying Agent an Exchange Rate Officer's Certificate in respect of the Dollar, Foreign Currency or currency unit payments to be made on such payment date. The Dollar, Foreign Currency or currency unit amount receivable by Holder of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the send Business Day (the "Valuation Date") immediately preceding each payment date.

      L. Paragraph (g) of Section 3.12 is amended and restated to read as follows:

          (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent, if any, or, if there shall not be an Exchange Rate Agent, then by the Trustee, on the basis of the most recently available Market Exchange Rate, or as otherwise indicated in a pricing supplement to a prospectus describing the Securities.

      M. The first sentence of Section 8.14 is amended and restated to read as follows:
          The Trustee may appoint an Authenticating Agent for each series of Securities, which shall be acceptable to the Company, to act on behalf of such Trustee, and subject to its direction in the authentication and delivery of the Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to section 3.06.

      N.   Section 3.10 is amended and restated to read as follows:

          All Securities surrendered for the purpose of payment, redemption, repayment, purchase, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, by surrendered to the Securities Registrar and promptly canceled by it, or, if surrendered to the Securities Registrar, shall be promptly canceled by it, and no Securities or coupons shall be issued in lieu thereof except as expressly permitted by this Indenture. The Securities Registrar shall destroy canceled Securities and Coupons in accordance with a Company Order and deliver a

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         certificate of such destruction to the Company unless, by a Company
         Order, the Company directs that such canceled Securities and Coupons be returned to the Company.

         II.  GENERAL PROVISIONS

       A. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

       B. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

       C. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

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       IN WITNESS WHEREOF, HELLER FINANCIAL, INC., has caused this First
Supplemental Indenture to be signed in its corporate name by its Chairman of the Board, its President, a Vice President or its Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or assistant Secretary; and CHEMICAL BANK has caused this First Supplemental Indenture to be signed in its corporate name by one of its Senior Trust Officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers. Executed and delivered in the Borough of Manhattan, The City of New York, as of the day and year first above written.


                    HELLER FINANCIAL, INC.

                    By: /s/ Anthony O'B. Beirne
                        -----------------------
                        Anthony O'B. Beirne
                        Senior Vice President
                        and Controller

(SEAL)

Attest:

/s/ Julie B. Selbst
- - -------------------
Assistant Secretary

                    CHEMICAL BANK,
                    as Trustee

                    By: /s/ R. Lorenzen
                        --------------------
                        Senior Trust Officer

(SEAL)

Attest:

/s/
Trust Officer